UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2012

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Extension of Purchase Agreement With Aspire Capital

On August 23, 2012, NeoStem, Inc. (“we”, “NeoStem” or the “Company”) and Aspire Capital Fund, LLC (“Aspire Capital”) entered into an amendment (the “Amendment”) to the Common Stock Purchase Agreement dated as of September 28, 2011 (the “Purchase Agreement”), providing for an extension of the 24-month term of the Purchase Agreement for an additional two years (that is, until September 30, 2015).

Pursuant to the Amendment we agreed to issue to Aspire Capital upon execution of the Amendment and in consideration of Aspire Capital's agreement to extend the term of the Purchase Agreement, a five-year warrant to purchase up to 1,612,903 shares of our restricted common stock at an exercise price of $0.60 per share (the closing price of our common stock on the date the Amendment was executed), subject to NYSE MKT approval (the “Extension Warrant”).

To date, we have not sold any shares of our common stock to Aspire capital pursuant to the September 30, 2011 prospectus supplement, except that the 990,099 “Commitment Shares” were issued to Aspire Capital in September 2011. Upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, Aspire Capital is committed to purchase up to an aggregate of $20.0 million of shares of our common stock over the term of the Purchase Agreement. The $20.0 million of shares of our common stock that we may sell to Aspire Capital from time to time are being offered pursuant to our prospectus supplement dated September 30, 2011 to our prospectus dated June 13, 2011, as amended and supplemented from time to time (Reg. No. 333-173855).

The Purchase Agreement restricts the amount of shares that may be sold to Aspire Capital to 19,738,005 shares of our common stock, including the Commitment Shares (which is equal to approximately 19.9% of our common stock on the date of the Purchase Agreement), and the NYSE MKT required us to reduce the number of shares that we could issue under the Purchase Agreement to 15,282,502 (not including the Commitment Shares already issued), unless stockholder approval is obtained to issue more in compliance with NYSE MKT rules. We currently intend to seek such stockholder approval at our 2012 annual meeting of stockholders.

The foregoing description of the Purchase Agreement, as amended by the Amendment, does not include a complete description of all the terms of the Purchase Agreement.  For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and the Amendment thereto, copies of which are filed, respectively, as Exhibit 10.1 to our Current Report on Form 8-K dated September 28, 2011 and as Exhibit 10.1 hereto and are incorporated herein by reference. We also refer you to our Registration Rights Agreement with Aspire Capital, filed as Exhibit 4.1 to our Current Report on Form 8-K dated September 28, 2011. This Current Report on Form 8-K also incorporates by reference the Amendment into registration statement 333-173855.  The representations and warranties contained in the Purchase Agreement are solely for the purpose of allocating contractual risk between the parties and not as a means of establishing facts.  The assertions embodied in those representations and warranties are qualified by information in the disclosure schedules to the Purchase Agreement, which schedules modify, qualify and create exceptions to the representations and warranties set forth in the Purchase Agreement.  The provisions of the Purchase Agreement, including the representations and warranties contained therein and the disclosure schedules attached thereto, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto.  Rather, investors and the public should look to other disclosures contained in the Company's filings with the SEC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Equity Purchase Agreement providing for the divestiture of our 51% interest (the “Erye Interest”) in Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”), Mr. Shi Mingsheng (currently the Chairman of the Board of Erye, and who was initially appointed to our Board on March 11, 2010) is to resign from our Board of Directors effective on or prior to the closing of the Erye Sale, and as a result, Mr. Shi will not be nominated for re-election to our Board of Directors at our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) scheduled to be held October 5, 2012. In addition, on August 20, 2012, after three years of service Edward C. Geehr, M.D., who currently serves on our Board's Nominating and Governance Committee, informed us that he will not seek re-election to the Board. Therefore, on August 20, 2012 our Board of Directors reduced the size of the Board from nine directors to seven directors, effective as of the date of the 2012 Annual Meeting. As a result, the director terms of Mr. Shi and Dr. Geehr will expire as of the 2012 Annual Meeting. The foregoing did not result from any disagreement with the registrant. On August 24, 2012 we are filing a Preliminary Proxy Statement with the SEC in connection with our 2012 Annual Meeting.

Item 8.01. Other Events.

This Item 8.01 provides certain updates as to the status of the pending divestiture (the “Erye Sale”) of our Erye Interest to Suzhou Erye Economy & Trading Co., Ltd. (“EET”) and Highacheive Holdings Limited (“Highacheve” and together with EET, each a “Purchaser” and together the “Purchasers”), pursuant to the Equity Purchase Agreement, dated as of June 18, 2012 (as amended, the “Equity Purchase Agreement”).

As previously reported, (i) the initial down payment of $1,228,000, being 10% of the Total Cash Purchase Price, was received by us in July 2012 and (ii) $4,912,000, being 40% of the Total Cash Purchase Price, was paid by the Purchasers into escrow in August 2012 (the “Second Purchase Price Payment”), as follows: (x) $2,456,000 (the “Offshore Second Purchase Price Payment”) was deposited by the Purchasers into a U.S.-based escrow account (the “Offshore Escrow Account”) (the Equity Purchase Agreement providing that the Offshore Second Purchase Price Payment shall be released to our subsidiary CBH upon the receipt of approval of the Erye Sale by the PRC Ministry of Commerce and/or its local counterparts as applicable (“MOFCOM Transfer Approval”)) and (y) the RMB equivalent of $2,456,000 (the “Onshore Second Purchase Price Payment”) was deposited by the Purchasers into an escrow account inside the PRC (the “Onshore Escrow Account”).

On August 20, 2012, pursuant to an amendment to the Equity Purchase Agreement dated as of August 14, 2012 (the “EPA Amendment”), the RMB equivalent of $1,228,000, representing an additional deposit of 10% of the Total Cash Purchase Price, was paid by the Purchasers into the Onshore Escrow Account. The EPA Amendment clarifies that MOFCOM Transfer Approval will require three sequential filings at the district, city and provincial levels of government, and as a result, for all purposes of the Equity Purchase Agreement the “MOFCOM Transfer Submission Date” shall refer to the initial filing with the MOFCOM district counterpart, except that payment of the balance of the purchase price into escrow will coincide with the submission to the MOFCOM provincial counterpart. Accordingly, the Purchasers have agreed that the RMB equivalent of the remaining 40% of the Total Cash Purchase Price ($4,912,000) will be due to be paid into the Onshore Escrow Account no later than the day prior to the date on which Erye submits the application seeking approval of the Erye Sale to the MOFCOM provincial counterpart. The EPA Amendment also acknowledges Fullbright's assignment of all of its rights and obligations under the Equity Purchase Agreement (except for its obligations in respect of the return of certain NeoStem securities held by it as part of the purchase price, and its obligations in respect of closing deliverables) to Fullbright's affiliate Highacheive, and adds Highacheive as a party.

Pursuant to the EPA Amendment, the parties also have formally waived the stockholder approval provisions of the Equity Purchase Agreement. As previously reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, the Company has determined that under Delaware law, stockholder approval is not necessary for the consummation of the Erye Sale. As a result, we will not be delivering a proxy statement or holding a special meeting in connection with the Erye Sale.

Closing of the Erye Sale is expected to occur by the fourth quarter of 2012, subject to the receipt of PRC regulatory approvals and the satisfaction of various closing conditions. Erye has informed us that it has completed the "Capital Increase Procedures" involving an increase to Erye's registered capital which will permit Erye to repay to EET portions of certain outstanding shareholder loans that EET had made to Erye, the Equity Purchase Agreement contemplating that the Purchasers will use the proceeds of these repayments to pay 90% of the total cash purchase price for the Erye Sale. PRC regulatory approvals that remain to be received include MOFCOM Transfer Approval (at each of the district, city and provincial levels), registration with the applicable PRC State Administration of Industry and Commerce and/or its local counterparts with respect to the Erye Sale ("SAIC Transfer Registration"), and approval of the PRC State Administration of Foreign Exchange and/or its local counterparts for the currency exchange in connection with the Erye Sale ("SAFE Transfer Approval"). Pursuant to the Equity Purchase Agreement, Erye has agreed to use its commercially reasonable best efforts to make regulatory filings and submit information necessary for the purpose of obtaining these approvals.  No assurances can be given that all closing conditions will be satisfied or waived, or that the foregoing PRC regulatory approvals will be obtained on a timely basis, or at all.  Furthermore, the portions of the Total Cash Purchase Price that will initially be deposited into escrow in RMB will require the approval of SAFE to be converted into U.S. dollars and repatriated into the United States. The Purchasers may terminate the Equity Purchase Agreement at any time prior to the earlier of September 30, 2012 and the MOFCOM Transfer Submission Date (that is, the date of the initial MOFCOM submission at the district level), in which case our sole right would be to retain the $1,228,000 initial payment already received from the Purchasers.

The foregoing descriptions of updates regarding the Erye Sale do not purport to be complete descriptions of all the terms of the Equity Purchase Agreement, as amended, and are subject to, and qualified in their entirety by reference to, the full text of the Equity Purchase Agreement and the EPA Amendment, which are filed as Exhibit 2.1 to our Current Report on Form 8-K dated June 18, 2012 and as Exhibit 2.1 hereto, respectively, and are incorporated herein by reference. The provisions of the Equity Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document.  Rather, investors and the public should look to other disclosures contained in the Company's filings with the SEC.

Forward Looking Statements:

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently.  Forward-looking statements represent the Company's management judgment regarding future events.  Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.  All statements other than the statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors. Important factors that might cause such a difference include, but are not limited to, satisfaction of requisite closing conditions, including PRC approvals, for the Erye Sale, and the risk that the Erye Sale may not be completed in a timely manner or at all (such as if all closing conditions are not satisfied or if the Purchasers exercise their right to terminate prior to the MOFCOM Transfer Submission date or September 30, 2012 due to lack of financing or otherwise), the Company's need for outside financing to meet capital requirements, and other factors identified from time to time in the Company's periodic filings with the SEC, including NeoStem's Annual Report on Form 10-K, filed by the Company with the SEC on March 20, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed by the Company with the SEC on April 30, 2012, the Company's Quarterly Report on Form 10-Q, filed by the Company with the SEC on May 11, 2012, and other factors identified from time to time in the Company's periodic filings with the SEC. NeoStem does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1
Amendment to Equity Purchase Agreement, dated as of August 14, 2012, by and among NeoStem, Inc., China Biopharmaceuticals Holdings, Inc., Highacheive Holdings Limited, Fullbright Finance Limited, Suzhou Erye Economy & Trading Co., Ltd. and Suzhou Erye Pharmaceutical Co., Ltd.*

10.1	Amendment dated as of August 23, 2012 to Common Stock Purchase Agreement dated as of September 28, 2011, by and between NeoStem, Inc. and Aspire Capital Fund, LLC.

*The Chinese translation of this Exhibit 2.1 has been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By: /s/ Catherine M. Vaczy, Esq.
Name: Catherine M. Vaczy, Esq.
Title: Vice President and General Counsel

Dated:  August 24, 2012